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                                                                    EXHIBIT 10.9

                                                                  U.S.A.

                                  AMENDMENT OF
                               LICENSE AGREEMENT

                             -----------------------


          THIS AMENDMENT AGREEMENT effective as of the 1st day of October,
1996 by and between PepsiCo, Inc., a corporation of the State of North Carolina, with its principal place of business at 700 Anderson Hill Road, Purchase, New York 10577, U.S.A. (hereinafter referred to as "Licensor") and Littlefield Adams & Co., a corporation of the State of New Jersey, with its principal place of business at 6245 Executive Blvd., Huber Heights, Ohio 45424 (hereinafter referred to as "Licensee")

     WHEREAS, Licensor and Licensee are parties to a certain License Agreement dated February 1, 1996 and wish to amend said Agreement in certain respects without modifying, changing or otherwise amending any other provisions of said agreement, and therefore the parties agree as follows:

          Schedule B is hereby amended to add the following Licensed Products:

                             Boxer Shorts
                             Headwear

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement effective as of the date and year first set forth hereinabove.

PepsiCo, Inc.(LICENSOR)

By:  /S/ William A. Finkelstein
     --------------------------

Name:    William A. Finkelstein
Title:   Vice President

Littlefield Adams & Co.(LICENSEE)


By:  /S/ Michael Balber
     -------------------

Name:    Michael Balber
Title:   President

littamen